Exhibit 99.5

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of December 5, 2005, by and between Mitch Budin ("Employee”) and Genius Products, Inc., a Delaware corporation (“Employer”), located at 740 Lomas Santa Fe, Suite 210, Solana Beach, California 92075.

INTRODUCTION:

Employer would like to engage the services of Employee for Employee’s skills as Executive Vice President of Sales and related services as requested by Employer on a full-time basis, and Employee would like to be so engaged;

Employer and Employee have agreed on terms for such services and compensation; and

Employer and Employee wish to enter into a formal written agreement to document the employment relationship in order to set forth (a) Employee’s services and compensation, (b) the terms of Employee’s employment, including the "at-will" nature of the relationship, (c) Employer’s exclusive ownership of all proprietary information relating to Employer, (d) certain confidentiality matters, and (e) the manner in which proprietary information produced or acquired by Employee during such relationship shall be handled and made the sole property of Employer;

THEREFORE, in consideration of the foregoing, and in exchange for the promises set forth below, Employee and Employer agree as follows:

1.
Services; Title. Employee shall be employed as Executive Vice President of Sales (the “Title”) starting on January 2, 2006, and provide such services as Employer shall reasonably request to be performed (the "Services") on a full-time basis and shall devote substantially all of Employee's work efforts to the business and operations of Employer. The position of Executive Vice President of Sales shall report directly to the Chief Executive Officer and be headquartered in New York, NY. Employee's Title shall be subject to change by Company at any time.

2.	Compensation, Benefits and Reviews. Subject to all the other terms of this Agreement, in connection with Employee's performance of the Services, Employer shall:

(a) Pay Employee's salary by check twice per month in equal installments in accordance with Employer's regular salary payment schedule, which shall be paid at the rate (before deductions for advances and deductions made at Employee's request, if any, and for deductions required by federal, state and local law) of $17,500 per month commencing on the first day of employment which shall be January 2, 2006.

(b)  Pay Employee a guaranteed bonus of 25% of Employee’s base salary set forth in Paragraph 2(a) above, payable quarterly. By way of example, at the current base salary of $17,500 per month, Employer will pay Employee a guaranteed bonus of $13,125 every three months. In addition, at the sole discretion of Employer, Employer may pay Employee a year-end performance bonus in the form of cash or shares of Genius Products, Inc. Common Stock of up to 50% of base salary.

(c)  Recommend to the Board of Directors that Employee be granted 225,000 stock options to vest as follows: 75,000 upon date of grant; 75,000 at the first anniversary of the grant date; and 75,000 at the second anniversary of the grant date. The initial grant of stock options will be granted on the date of grant or Employee’s first day of employment, whichever comes later. The stock options’ exercise price will be priced at the closing share price on the date of grant or Employee’s first day of employment, whichever comes later, and will be subject to Employee signing Employer’s form stock option agreement, in substantially the form attached hereto as Exhibit A. While Employer has every belief these stock options will be approved, Employee acknowledges that this offer of stock options is contingent on Employer’s Board of Directors’ approval. The Options shall be governed by the stock option plan, as it may be amended from time to time. The stock option plan currently in effect is attached as Exhibit B.

(d)  Grant Employee the option to participate in all of the benefit plans offered by Employer to its Senior Executives generally, on the same terms and conditions, including without limitation, insurance plans, 401(k) and other savings plans, short and long term disability insurance, Section 125 (cafeteria) and similar pre-tax expense plans, holidays, sick leave, etc., which may be amended from time to time in Employer’s discretion. Employee understands that Employer has only a Blue Cross PPO health plan and no other benefit plan as of the date of this Agreement.

(e)  Grant Employee health insurance for Employee and Employee’s dependents, and such other benefits as Employer shall determine to provide to any of its employees from time to time

(f)  Reimburse Employee for all reasonable travel, meals, lodging, communications, entertainment and other business expenses incurred by Employee in connection with Employee’s performance under this Agreement.

(g) Reimburse Employee for reasonable telephone, facsimile, and Internet service charges incurred at Employee's home office based in New Jersey in connection with the Employee's performance under this agreement

(h) Grant Employee three (3) weeks' vacation with pay for each twelve-month period, taken at times agreed with Employer. Unused vacation shall accrue to a maximum of two times the annual accrual (for example a maximum accrual of six (6) weeks if employee earns three (3) weeks vacation per year.)

(i) Pay Employee an automobile allowance, which shall be paid at the rate (before deductions for advances and deductions made at Employee's request, if any, and for deductions required by federal, state and local law) of $800 per month commencing on the first day of employment

3.
Term and Termination. The term of this Agreement may be terminated “at will” by Employer or Employee at any time and for any reason or for no reason. In the event Employee shall be terminated by Employer without “Cause,” Employer shall provide Employee with the compensation required by clauses (a) of Paragraph 2 of this Agreement as of the termination date for a twelve (12) month period (the “Severance Period”) following the date of such termination (“Severance”) plus all accrued but unpaid salary and vacation time to the date of termination. For purposes of this Agreement "without Cause" shall include, but not be limited to, a relocation of the Employee's work location in excess of 50 miles without mutual consent. Notwithstanding anything herein to the contrary, employee agrees that as Executive Vice President of Sales, Employee will be required to travel extensively, including frequent visits to Employer’s other offices. Employee’s eligibility for severance is conditioned on Employee having first signed a release agreement in the form attached as Exhibit D and a termination certificate as provided in paragraph 4. Upon termination of Employee's employment with Employer for Cause, Employer shall be under no further obligation to Employee for salary or other compensation except to pay all accrued but unpaid salary and accrued vacation time to the date of termination. For purposes of this Agreement, “Cause” shall mean (i) conviction of a felony, or a misdemeanor where imprisonment is imposed, or (ii) Employee’s entering into any arrangement with or providing of any services to any company, business or person that produces or markets videograms (including DVD’s, videocassettes, video disks, UMD’s, or any other similar devise), children’s or infant’s video or music or any other product or service that directly competes with Employer or any of its affiliates and successors, iii) Gross negligence or willful misconduct, iv) a material breach of this Agreement, (v) a violation of Employer’s policies and procedures, as amended from time to time, and specifically a violation of Employer’s sexual harassment and/or anti-discrimination policies, or a violation of Employer’s trade secrets policy, or use or disclosure of Employer’s trade secrets for personal gain. If Employee shall die during the term of this Agreement, or shall become unable to perform the functions for which Employee was hired for more than 120 days, no Severance shall be owed.

4.
Termination Certificate. Upon the termination of Employee's engagement under this Agreement for any reason whatsoever, Employee agrees to sign, date and deliver to Employer a "Termination Certificate" in the form of Exhibit C, and to deliver and take all other action necessary to transfer promptly to Employer all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of Employer or to Employee's engagement, and Employee will not take with Employee any documents containing or pertaining to any confidential information, knowledge or data of Employer that Employee may produce or obtain during the course of Employee's engagement under this Agreement. This Paragraph 4 shall survive indefinitely any termination of this Agreement or Employee's employment.

5.
Nondisclosure. Employee agrees to keep confidential and not to disclose or make any use of (except for the benefit of Employer), at any time, either during or after Employee’s engagement under this Agreement, any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business or future business of Employer or any of its clients, customers, Employees, licensees or affiliates, which Employee may produce, obtain or otherwise acquire or become aware of during the course of Employee’s engagement under this Agreement. Employee further agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third party without specific direction or consent of a duly authorized officer of Employer. This Paragraph 5 shall survive indefinitely any termination of this Agreement or Employee's employment.

6.
Work for Hire; Ownership of Intellectual Property. Employee understands and agrees that all of Employee’s work and the results there arising out of or in connection with the work performed for Employer, whether made solely by Employee or jointly with others, during the period of Employee's employment by Employer, that relate in any manner to the actual or anticipated business, work, activities, research or development of Employer or its affiliates, or that result from or are suggested by any task assigned to Employee or any activity performed by Employee on behalf of Employer, shall be the sole property of the Employer, and, to the extent necessary to ensure that all such property shall belong solely to the Employer, Employee by Employee’s execution of this Agreement transfers to the Employer any and all right and interest Employee may possess in such intellectual property and other assets created in connection with Employee’s employment by Employer, and that may be acquired by Employee during the term of this Agreement from any source that relates, directly or indirectly, to Employer's business and future business. Employee also agrees to take any and all actions requested by Employer to preserve Employer's rights with respect to any of the foregoing. This Paragraph 6 shall survive indefinitely any termination of this Agreement or Employee's employment.

7.
No Partnership; Not Assignable by Employee. This Agreement is between Employee and Employer, as at-will employer, and shall not form or be deemed to form a partnership or joint venture. Employer’s rights, benefits, duties and obligations under this Agreement shall inure to its successors and assigns. Employee's rights, obligations and duties under this Agreement are personal to Employee and may not be assigned.

8.
Trade Secrets of Others: Employee represents that Employee’s performance of all the terms of this Agreement and as the Employer’s Employee does not, and will not breach any agreement to keep in confidence any proprietary information, knowledge or data acquired by Employee in confidence or in trust before Employee’s engagement under this Agreement, and Employee will not disclose to Employer or induce Employer to use any confidential or proprietary information or material belonging to any other person or entity. Employee agrees not to enter into any agreement, either written or oral, in conflict with this Paragraph 8.

9.
Employee's Representations and Warranties. Employee represents, promises, understands and agrees that: (i) Employee is free to enter into this Agreement; (ii) Employee is not obligated or a party to any engagement, commitment or agreement with any person or entity that will, does, or could conflict with or interfere with Employee's full and faithful performance of this Agreement, nor does Employee have any commitment, engagement or agreement of any kind requiring Employee to render services or preventing or restricting Employee from rendering services or respecting the disposition of any rights or assets that Employee has or may hereafter acquire or create in connection with his/her employment with Employer; (iii) other than as required by law, or specifically allowed by law, Employee shall not at any time divulge, directly or indirectly, any of the terms of this Agreement to any person or entity other than Employee’s spouse or legal counsel or financial advisor; (iv) Employee shall not use any material or content of any kind in connection with Employer's products, software or website that is copyrighted or owned or licensed by a party other than Employer or that would or could infringe the rights of any other party; (v) Employee shall not use in the course of Employee’s performance under this Agreement, and shall not disclose to Employer, any confidential information belonging, in part or in whole, to any third party; (vi) EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS “AT WILL” EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS; was allowed adequate opportunity to seek legal counsel before signing this Agreement; and (vii) no statement, representation, promise, or inducement has been made to Employee, in connection with the terms of this Agreement, except as expressly set forth in this Agreement.

10.
Governing Law; Arbitration. This Agreement shall be subject to and construed in accordance with the laws of the State of California, and without giving effect to conflicts of laws principles. In the event of any dispute in connection with the Services or this Agreement that cannot be resolved privately between the parties, resolution shall be through binding arbitration conducted in the County of San Diego, California. Any arbitration shall be conducted in accordance with the provisions of the California Code of Civil Procedure, Part 3, Title 9 (commencing with Section 1280). The parties may obtain discovery in aid of the arbitration in accordance with California Code of Civil Procedure Section 1283.05. Nothing contained in this paragraph 10 shall limit either party’s right to seek temporary restraining orders or injunctive or other equitable relief in the Superior Court of California in connection with this Agreement. EMPLOYEE UNDERSTANDS THAT BY AGREEING TO ARBITRATION IN THE EVENT OF A DISPUTE BETWEEN EMPLOYER AND EMPLOYEE, EMPLOYEE AND EMPLOYER BOTH EXPRESSLY WAIVE THEIR RIGHT TO REQUEST A TRIAL BY JURY IN A COURT OF LAW.

11.
Entire Agreement; Modification; Waiver; Construction Generally. This Agreement constitutes the entire agreement between Employer and Employee relating to Employee’s employment with Employer, and supersedes all previous agreements, whether oral or written. No provision of this Agreement shall be construed strictly against any party, including, without limitation, the drafter. Neither this Agreement nor any provision may be amended, waived or modified in any way other than by a writing executed by the party against whom such amendment, waiver or modification would be enforced. No failure to exercise, and no delay in exercising with respect to any right shall operate as a waiver. A waiver by any party of a breach of any provision shall not be deemed a waiver of any later breach. The exercise of any right or remedy by either party (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies. The headings or titles of the several paragraphs of this Agreement are inserted solely for convenience and shall not be used in the construction of any provision of this Agreement. Words in the singular shall include the plural, and vice versa. All references to the masculine or feminine shall mean all genders.

Each of the parties has set forth Employee’s, Employer’s or its signature as of the date first set forth above.

EMPLOYER:

Genius Products, Inc., a Delaware corporation

By: /s/ Trevor Drinkwater

Print Name: Trevor Drinkwater

Its: (title) President

EMPLOYEE:

By: /s/ Mitch Budin
Print Name: Mitch Budin

EXHIBIT C

TERMINATION CERTIFICATE

This is to certify that undersigned does not have in the undersigned’s possession, nor has undersigned failed to return, any customer information, records, files, programs, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property or asset belonging to Genius Products, Inc. (“Employer”), its successors and assigns.

Undersigned further certify that undersigned has fully complied with and will continue to comply with all the terms of the Employment Agreement dated as of January 2, 2006 between Employer and the undersigned (the “Agreement").

Undersigned further agree that, in compliance with the Agreement, undersigned will preserve as confidential all any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business of Employer or any of its clients, customers, Employees, licensees or affiliates, that Employee produced, obtained or otherwise acquired or became aware of during the course of Employee’s engagement under the Agreement.

EMPLOYEE:

_______________________________
Mitch Budin

Date: __________________________

EXHIBIT A

[Form Stock Option Agreement]

EXHIBIT B

[Stock Option Plan]

EXHIBIT D

SEVERANCE AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

This Severance Agreement and General Release of All Claims (“Agreement”) is entered into between ____________________ (“Employee”) and Genius Products, Inc. and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys (all collectively referred to as “Genius” or “Employer”).

1. Termination of Employment. Employee’s employment with Employer is terminated effective ___________ (“ the termination date”).

2. Severance. In consideration of and in return for the promises contained in this Agreement, and as full and final compensation to Employee for all services as an employee:

a. Employee shall receive from Employer, with appropriate deductions and withholdings, _____________________ (weeks or months) pay as severance as provided for in Employee’s employment contract with Genius Products, payable commencing on the termination date, in accordance with Genius Products regular payroll practices, in addition to all accrued and unused wages and vacation pay through the termination date;

b. Employee will continue on Employer’s medical plan up to and including Employee’s termination date. Employee shall have the right to continue his/her medical and dental insurance, at Employee’s sole expense, pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") provided, however, that Employee timely elects COBRA continuation. The COBRA period shall be deemed to have commenced on the termination date;

c. Employee acknowledges and agrees that the severance provided for in this Agreement is due under his/her employment contract only if she signs this Agreement; and

e. Employer warrants and Employee acknowledges that the agreements described under this Paragraph 2 constitute full payment of any and all claims of every nature and kind arising out of or relating in any way to Employee’s employment by Employer or the termination thereof, benefits owed, or any other claims as outlined below.

3. Release. In consideration of the above described payment, and for other good and valuable consideration, Employee agrees employment with Employer has terminated as of the termination date, and that Employee has received full payment of all wages, vacation accrued but not used, and any and all other sums due as a result of such employment by Employer. In further consideration of and in return for the promises and covenants undertaken herein, Employee does hereby unconditionally, irrevocably and absolutely release and discharge Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with Employer and the termination of said Employment. This Agreement shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, Age Discrimination in Employment Act, the Fair Labor Standards Act, federal and state wage and hour laws including, without limitation, the California Labor Code, California Government Code Sections 12940 et seq., any applicable California Industrial Wage Orders, all as amended, all claims for breach of contract, employment discrimination, sexual harassment, wages, severance, overtime compensation, vacation, torts, fraud, and/or claims any other local, state or federal law, rule, or regulation relating to or affecting Employee’s employment by Employer, except any claim for unemployment insurance or worker’s compensation.

4. Claims. In further consideration of the above described payments and benefits, and for other good and valuable consideration, Employee irrevocably and absolutely agrees that he/she will not prosecute nor allow to be prosecuted on his/her behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above. It is the intention of the parties that, with the execution of this Agreement, Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters released. Employee represents that he/she has not filed any complaint, charges or lawsuits against Employer and all related holding, parent or subsidiary corporations (including their affiliates, officers, directors, and employees) with any governmental agency or any court.

5. Unknown Claims. Employee understands and agrees that this Agreement extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Employee certifies that he/she has read this release, the quoted Civil Code section and that he/she fully understands this release.

6. Binding Effect. This Agreement and all promises and agreements set forth in this Agreement shall be binding upon and shall inure to the benefit of the respective parties, their legal successors, heirs, assigns, partners, representatives, agents, attorneys, officers, directors and shareholders.

7. Entire Agreement. Employee further declares and represents that no promise or representation not contained in this Agreement has been made to him/her and acknowledges and represents that this Agreement contains the entire understanding between the parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Agreement. However, any Proprietary or Trade Secrets agreement or any agreement regarding ownership of intellectual property by Genius Products entered into previously shall remain in full force and effect. Employee further acknowledges that the terms of this Agreement are contractual and not a mere recital

8. Confidentiality. Employee acknowledges and agrees that the confidential nature of this Agreement is a material inducement for Employer to enter into this Agreement. Employee agrees that the fact of, and the terms and conditions of this Agreement, and any and all actions by the parties to this Agreement, are confidential and shall not be disclosed, discussed or revealed by Employee to any other person or entity except spouse, significant other, parent, attorney, financial advisor, or as required by law. Employee further agrees he/she will not make any statement or take any action, directly or indirectly, that harms, or could harm, Employer’s business interests, reputation, or good will. EMPLOYEE SPECIFICALLY AGREES NOT TO DISCLOSE THE TERMS OF THIS AGREEMENT TO OTHER CURRENT OR FORMER EMPLOYEES OF EMPLOYER.

9. Confidential Information and Trade Secrets. Employee acknowledges that all confidential materials, records and documents concerning Employer that have come into Employee’s possession during his/her employment with Employer have been returned to Employer. Employee agrees not to disclose to any person or entity, including any competitor of Employer and any future employer, any of Employer’s trade secrets or other confidential information. Employee acknowledges all Employer’s property obtained during the course of her employment with Employer has been returned to Employer. To the extent Employee has entered into any Proprietary or Trade Secrets agreement or any agreement regarding ownership of intellectual property by Genius Products, if such Agreements provide greater protection to Genius Products than this Agreement, such other Agreements shall take precedence over this Agreement.

10. Interpretation and Severability. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

11. Arbitration of Disputes. Any dispute arising out of this Agreement or Employee’s employment or termination shall be resolved by binding arbitration in San Diego, California, and the findings of the arbitrator shall be final and binding upon the parties.

12. Attorneys’ Fees. In any dispute involving this Agreement, the prevailing party shall be entitled to attorneys’ fees and costs.

13.	IF EMPLOYEE IS UNDER THE AGE OF 40, A SIGNATURE ON THIS RELEASE WILL BE IMMEDIATELY EFFECTIVE. IF EMPLOYEE IS OVER THE AGE OF 40, THE FOLLOWING PROVISIONS APPLY:

 Age Discrimination in Employment Act Release.

A. Employee acknowledges Employer hereby has advised Employee in writing to discuss this Agreement with an attorney before executing it and that Employer has provided Employee at least twenty-one (21) days within which to review and consider this Agreement before signing it.

B. The Parties acknowledge and agree that Employee may revoke this Agreement for up to seven (7) calendar days following the execution of this Agreement, and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such a revocation must be in writing, addressed to Harvey C. Berger, Esq., Pope, Berger & Williams, LLP, 550 West “C” Street, Suite 1350, San Diego, CA 92101, and received not later than 5:00 p.m. on the seventh (7th) day following execution of this Agreement by Employee. If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the monies and benefits described above.

C. If Employee does not revoke this Agreement in the time frame specified in this section 20, the Agreement shall become effective at 12:01 a.m. on the eighth (8th) day after it is signed by Employee.

I have read the foregoing Severance Agreement and General Agreement of All Claims and I accept and agree to the provisions contained in this Agreement and execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY, THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: ________________, 2005                            _____________________________